Exhibit 99.1

Guidewire Announces Fourth Quarter and Fiscal Year 2022 Financial Results

SAN MATEO, Calif., September 6, 2022 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter and fiscal year ended July 31, 2022.

“We closed fiscal year 2022 exceeding our outlook for ARR, revenue, and profitability driven by strong cloud adoption,” said Mike Rosenbaum, Chief Executive Officer, Guidewire. “We won sixteen cloud deals in the fourth quarter across new and existing customers. As we look forward to fiscal year 2023, we are positioned to build on our record of consistent product innovation and to transition the P&C insurance industry to cloud-based core systems.”

Fourth Quarter Fiscal Year 2022 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2022 was $244.6 million, an increase of 7% from the same quarter in fiscal year 2021. Subscription and support revenue was $93.6 million, an increase of 34%; services revenue was $56.2 million, an increase of 13%; and license revenue was $94.8 million, a decrease of 14%.
Profitability
•GAAP loss from operations was $32.2 million for the fourth quarter of fiscal year 2022, compared with $0.1 million for the same quarter in fiscal year 2021.
•Non-GAAP income from operations was $5.3 million for the fourth quarter of fiscal year 2022, compared with $32.0 million for the same quarter in fiscal year 2021.
•GAAP net loss was $31.0 million for the fourth quarter of fiscal year 2022, compared with $1.0 million for the same quarter in fiscal year 2021. GAAP net loss per share was $0.37, based on diluted weighted average shares outstanding of 84.0 million, compared with $0.01 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 83.2 million.
•Non-GAAP net income was $2.2 million for the fourth quarter of fiscal year 2022, compared with $31.1 million for the same quarter in fiscal year 2021. Non-GAAP net income per share was $0.03, based on diluted weighted average shares outstanding of 84.1 million, compared with Non-GAAP net income per share of $0.37 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 83.7 million.

Liquidity
•The Company generated $83.6 million in cash from operations and had positive free cash flow of $79.0 million during the fourth quarter of fiscal year 2022.

Fiscal Year 2022 Financial Highlights

Revenue
•Total revenue for fiscal year 2022 was $812.6 million, an increase of 9% from fiscal year 2021. Subscription and support revenue was $343.7 million, an increase of 36%; services revenue was $210.3 million, an increase of 12%; and license revenue was $258.6 million, a decrease of 15%.
•As of July 31, 2022, annual recurring revenue, or ARR, was $664 million, or $683 million based on currency exchange rates as of July 31, 2021, compared to $582 million as of July 31, 2021. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates. ARR grew in fiscal year 2022 by 14%, or 17% on a constant currency basis.
Profitability
•GAAP loss from operations was $199.4 million for fiscal year 2022, compared with $105.6 million for fiscal year 2021.
•Non-GAAP loss from operations was $45.3 million for fiscal year 2022, compared with Non-GAAP income from operations of $26.0 million for fiscal year 2021.

•GAAP net loss was $180.4 million for fiscal year 2022, compared with $66.5 million for fiscal year 2021. GAAP net loss per share was $2.16, based on diluted weighted average shares outstanding of 83.6 million, compared with $0.79 for fiscal year 2021, based on diluted weighted average shares outstanding of 83.6 million.
•Non-GAAP net loss was $42.5 million for fiscal year 2022, compared with non-GAAP net income of $41.3 million for fiscal year 2021. Non-GAAP net loss per share was $0.51 for fiscal year 2022, based on diluted weighted average shares outstanding of 83.6 million, compared with non-GAAP net income per share of $0.49 for fiscal year 2021, based on diluted weighted average shares outstanding of 84.4 million.

Liquidity and Capital Resources
•The Company had $1.2 billion in cash, cash equivalents, and investments at July 31, 2022, compared to $1.3 billion at July 31, 2021.
•The Company used $37.9 million in cash from operations during fiscal year 2022 and $43.8 million for the acquisition of HazardHub during the first quarter of fiscal year 2022.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2023 based on current expectations:
•ARR between $667 million and $670 million
•Total revenue between $190 million and $195 million
•Operating income (loss) between $(82) million and $(77) million
•Non-GAAP operating income (loss) between $(45) million and $(40) million

Guidewire is issuing the following outlook for fiscal year 2023 based on current expectations:
•ARR between $745 million and $760 million
•Total revenue between $885 million and $895 million
•Operating income (loss) between $(177) million and $(167) million
•Non-GAAP operating income (loss) between $(30) million and $(20) million
•Operating cash flow between $50 million and $80 million

Conference Call Information

What:	Guidewire Fourth Quarter and Fiscal Year 2022 Financial Results Conference Call
When:	Tuesday, September 6, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13732349, Domestic
Replay	(412) 317-6671, Passcode 13732349, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, the COVID-19 Canada Emergency Wage Subsidy benefit, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. In fiscal year 2022, the recurring license and support or subscription contract value recognized as services revenue was $28.9 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. Approximately 520 insurers in 38 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, product innovation and cloud migration, and our associated cloud leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic, inflation, and other global events, such as the conflict between Russia and Ukraine, on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition and ARR; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition; assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending and the amount of direct written premiums; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing and hiring sufficient key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2022	July 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$606,303	$384,910
Short-term investments	369,865	734,517
Accounts receivable, net	143,797	104,068
Unbilled accounts receivable, net	71,515	79,061
Prepaid expenses and other current assets	61,223	52,729
Total current assets	1,252,703	1,355,285
Long-term investments	187,507	227,164
Unbilled accounts receivable, net	13,914	24,361
Property and equipment, net	80,740	80,061
Operating lease assets	90,287	97,447
Intangible assets, net	21,361	19,743
Goodwill	372,192	340,877
Deferred tax assets, net	191,461	138,428
Other assets	56,732	38,479
TOTAL ASSETS	$2,266,897	$2,321,845
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,440	$27,830
Accrued employee compensation	90,962	102,137
Deferred revenue, net	170,776	138,699
Other current liabilities	35,340	31,648
Total current liabilities	337,518	300,314
Lease liabilities	105,123	115,374
Convertible senior notes, net	358,216	343,825
Deferred revenue, net	7,500	7,237
Other liabilities	6,883	10,201
Total liabilities	815,240	776,951
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,755,476	1,617,204
Accumulated other comprehensive income (loss)	(19,845)	(6,218)
Retained earnings (accumulated deficit)	(283,982)	(66,100)
Total stockholders’ equity	1,451,657	1,544,894
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,266,897	$2,321,845

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Subscription and support	$93,570	$69,993	$343,708	$252,358
License	94,786	109,660	258,631	303,792
Services	56,243	49,782	210,275	187,117
Total revenue	244,599	229,435	812,614	743,267
Cost of revenue(1):
Subscription and support	57,621	46,535	213,275	164,983
License	2,210	2,807	8,754	10,569
Services	68,912	50,778	238,365	199,502
Total cost of revenue	128,743	100,120	460,394	375,054
Gross profit:
Subscription and support	35,949	23,458	130,433	87,375
License	92,576	106,853	249,877	293,223
Services	(12,669)	(996)	(28,090)	(12,385)
Total gross profit	115,856	129,315	352,220	368,213
Operating expenses(1):
Research and development	65,287	59,530	249,665	219,494
Sales and marketing	51,671	43,805	194,611	160,544
General and administrative	31,107	26,064	107,391	93,759
Total operating expenses	148,065	129,399	551,667	473,797
Income (loss) from operations	(32,209)	(84)	(199,447)	(105,584)
Interest income	3,904	1,032	6,277	7,395
Interest expense	(4,934)	(4,742)	(19,446)	(18,711)
Other income (expense), net	(3,305)	(2,013)	(17,099)	12,619
Income (loss) before provision for (benefit from) income taxes	(36,544)	(5,807)	(229,715)	(104,281)
Provision for (benefit from) income taxes	(5,514)	(4,775)	(49,284)	(37,774)
Net income (loss)	$(31,030)	$(1,032)	$(180,431)	$(66,507)
Net income (loss) per share:
Basic and diluted	$(0.37)	$(0.01)	$(2.16)	$(0.79)
Shares used in computing net income (loss) per share:
Basic and diluted	83,953,164	83,234,153	83,569,517	83,577,375

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$3,442	$2,895	$14,614	$11,231
Cost of license revenue	151	191	692	770
Cost of services revenue	5,354	5,293	22,951	21,809
Research and development	8,794	7,743	36,134	29,524
Sales and marketing	7,117	6,450	32,960	25,820
General and administrative	9,120	6,234	29,660	25,855
Total stock-based compensation expense	$33,978	$28,806	$137,011	$115,009

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(31,030)	$(1,032)	$(180,431)	$(66,507)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,795	7,927	33,540	36,955
Amortization of debt discount and issuance costs	3,672	3,474	14,391	13,617
Amortization of contract costs	4,736	2,944	14,456	11,442
Stock-based compensation	33,978	28,806	137,011	115,009
Changes to allowance for credit losses and revenue reserves	(110)	216	2,597	226
Deferred income tax	(6,658)	(5,495)	(54,115)	(35,789)
Amortization of premium (accretion of discount) on available-for-sale securities, net	883	1,645	5,498	6,567
Changes in fair value of strategic investments	(1,545)	—	(1,545)	—
Other non-cash items affecting net income (loss)	(158)	118	63	863
Changes in operating assets and liabilities:
Accounts receivable	(58,075)	(32,555)	(42,545)	10,820
Unbilled accounts receivable	36,556	28,693	18,106	(19,194)
Prepaid expenses and other assets	(9,726)	(12,177)	(23,390)	(16,764)
Operating lease assets	(849)	3,366	7,160	6,350
Accounts payable	9,293	3,745	13,580	3,627
Accrued employee compensation	23,313	25,075	(8,942)	41,526
Deferred revenue	62,782	51,021	31,564	12,940
Lease liabilities	254	(3,374)	(9,637)	(3,346)
Other liabilities	8,481	5,957	4,699	(6,755)
Net cash provided by (used in) operating activities	83,592	108,354	(37,940)	111,587
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(13,530)	(274,873)	(519,536)	(1,033,095)
Sales of available-for-sale securities	9,806	(4,097)	74,552	123,234
Maturities of available-for-sale securities	206,835	319,731	834,362	1,005,290
Purchases of property and equipment	(1,534)	(6,596)	(9,510)	(19,008)
Capitalized software development costs	(3,079)	(2,227)	(12,266)	(9,846)
Acquisition of strategic investments	(1,039)	(384)	(11,560)	(2,384)
Acquisition of business, net of acquired cash	—	—	(43,830)	—
Net cash provided by (used in) investing activities	197,459	31,554	312,212	64,191
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	—	10	116	1,932
Repurchase and retirement of common stock	—	(38,742)	(37,451)	(161,319)
Net cash provided by (used in) financing activities	—	(38,732)	(37,335)	(159,387)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,520)	(714)	(7,161)	1,550
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	279,531	100,462	229,776	17,941
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	335,155	284,448	384,910	366,969
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$614,686	$384,910	$614,686	$384,910

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
Gross profit reconciliation:
GAAP gross profit	$115,856	$129,315	$352,220	$368,213
Non-GAAP adjustments:
Stock-based compensation	8,947	8,379	38,257	33,810
Amortization of intangibles	1,905	1,820	7,659	13,175
COVID-19 Canada Emergency Wage Subsidy benefit(1)	—	(56)	—	(1,975)
Non-GAAP gross profit	$126,708	$139,458	$398,136	$413,223

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(32,209)	$(84)	$(199,447)	$(105,584)
Non-GAAP adjustments:
Stock-based compensation	33,978	28,806	137,011	115,009
Amortization of intangibles	2,787	3,398	14,081	19,965
COVID-19 Canada Emergency Wage Subsidy benefit(1)	—	(87)	—	(3,396)
Acquisition consideration holdback (2)	749	—	3,067	—
Non-GAAP income (loss) from operations	$5,305	$32,033	$(45,288)	$25,994

Net income (loss) reconciliation:
GAAP net income (loss)	$(31,030)	$(1,032)	$(180,431)	$(66,507)
Non-GAAP adjustments:
Stock-based compensation	33,978	28,806	137,011	115,009
Amortization of intangibles	2,787	3,398	14,081	19,965
COVID-19 Canada Emergency Wage Subsidy benefit(1)	—	(87)	—	(3,396)
Acquisition consideration holdback(2)	749	—	3,067	—
Amortization of debt discount and issuance costs	3,672	3,474	14,391	13,617
Changes in fair value of strategic investments	(1,538)	—	(1,538)	—
Tax impact of non-GAAP adjustments	(6,464)	(3,472)	(29,105)	(37,379)
Non-GAAP net income (loss)	$2,154	$31,087	$(42,524)	$41,309

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(5,514)	$(4,775)	$(49,284)	$(37,774)
Non-GAAP adjustments:
Stock-based compensation	10,397	(1,260)	37,826	(20,979)
Amortization of intangibles	853	(149)	3,936	(4,220)
COVID-19 Canada Emergency Wage Subsidy benefit(1)	—	4	—	(135)
Acquisition consideration holdback (2)	229	—	847	—
Amortization of debt discount and issuance costs	1,124	(152)	4,049	(2,555)
Changes in fair value of strategic investments	(471)	—	(471)	—
Tax impact of non-GAAP adjustments	(5,668)	5,029	(17,082)	65,268
Non-GAAP tax provision (benefit)	$950	$(1,303)	$(20,179)	$(395)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021

Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.37)	$(0.01)	$(2.16)	$(0.79)
Non-GAAP adjustments:
Stock-based compensation	0.40	0.35	1.63	1.38
Amortization of intangibles	0.03	0.04	0.16	0.24
COVID-19 Canada Emergency Wage Subsidy benefit(1)	—	—	—	(0.04)
Acquisition consideration holdback (2)	0.01	—	0.03	—
Amortization of debt discount and issuance costs	0.04	0.04	0.17	0.16
Changes in fair value of strategic investments	0.02	—	0.01	—
Tax impact of non-GAAP adjustments	(0.08)	(0.04)	(0.35)	(0.45)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation	(0.02)	(0.01)	—	(0.01)
Non-GAAP net income (loss) per share – diluted	$0.03	$0.37	$(0.51)	$0.49

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares – diluted	83,953,164	83,234,153	83,569,517	83,577,375
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	149,169	426,718	—	805,747
Pro forma weighted average shares – diluted	84,102,333	83,660,871	83,569,517	84,383,122

(1) Effective the second quarter of fiscal year 2021, the COVID-19 Canada Emergency Wage Subsidy benefit has been included as a non-GAAP adjustment. Prior to the second quarter of fiscal year 2021, this program was unavailable. Beginning with the first quarter of fiscal year 2022, we have not and do not expect to receive a subsidy under the COVID-19 Canada Emergency Wage Subsidy.
(2) Effective the first quarter of fiscal year 2022, acquisition consideration holdback that is earned and recognized as expense over a post-acquisition service period has been included as a non-GAAP adjustment. Prior to the first quarter of fiscal year 2022, there was no acquisition consideration holdback in any periods presented.

The following table summarizes our free cash flow for the periods indicated below (in thousands):

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2022	2021	2022	2021
Free cash flow:
Net cash provided by (used in) operating activities	$83,592	$108,354	$(37,940)	$111,587
Purchases of property and equipment	(1,534)	(6,596)	(9,510)	(19,008)
Capitalized software development costs	(3,079)	(2,227)	(12,266)	(9,846)
Free cash flow	$78,979	$99,531	$(59,716)	$82,733

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	First Quarter Fiscal Year 2023			Fiscal Year 2023
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(82)	—	$(77)	$(177)	—	$(167)
Non-GAAP adjustments:
Stock-based compensation	33	—	33	137	—	137
Amortization of intangibles	3	—	3	7	—	7
Acquisition consideration holdback	1	—	1	3	—	3
Non-GAAP income (loss) from operations	$(45)	—	$(40)	$(30)	—	$(20)